Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Begins Trading on the OTCQX Marketplace

MILTON, ONTARIO--(Marketwired - Aug 5, 2014) - Tribute Pharmaceuticals Canada Inc. (OTCQX:TBUFF) (TSX-V:TRX) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced that its common shares will begin trading today on the OTCQX® marketplace under the symbol "TBUFF". Tribute’s common shares will also continue to trade on the TSX Venture Exchange under the symbol "TRX".

“Now that we have joined the OTCQX®, we look forward to increasing the U.S. investment community’s awareness of Tribute including our developments regarding Bezalip® SR and other initiatives targeted at the U.S. market in addition to our Company’s ongoing developments,” Rob Harris, President and CEO of Tribute commented.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for Tribute on www.otcmarkets.com. Troutman Sanders LLP is serving as Tribute Pharmaceuticals’ Designated Advisor for Disclosure ("DAD") on OTCQX®, providing professional guidance on OTCQX® requirements.

About OTC Markets Group Inc.

OTC Markets Group Inc. operates Open, Transparent and Connected financial marketplaces for 10,000 U.S. and global securities. Through its OTC Link®ATS, OTC Markets Group Inc. directly link a diverse network of broker-dealers that provide liquidity and execution services for a wide spectrum of securities. It organizes these securities into marketplaces to better inform investors of opportunities and risks - OTCQX®, The Best Marketplace; OTCQB®, The Venture Stage Marketplace; and OTC Pink®, The Open Marketplace. OTC Markets Group Inc.’s data-driven platform enables investors to easily trade through the broker of their choice at the best possible price and empowers a broad range of companies to improve the quality and availability of information for their investors. To learn more about how the company creates better informed and more efficient financial marketplaces, visit www.otcmarkets.com.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%) and Collatamp G® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of Allergic Rhinitis and Chronic Idiopathic Urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, as amended, and under applicable Canadian securities laws, which statements can be identified by the use of forward- looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward- looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:

Scott Langille, CFO                                                                or           Kevin Fickle
Tribute Pharmaceuticals Canada Inc.                                                Nuwa Group LLC, President
905-876-3166                                                                                          (925) 330-8315
scott.langille@tributepharma.com                                                     kevin@nuwagroup.com